UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2013

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On August 23, 2013, the Board of Directors (the “Board”) of Centene Corporation (the “Company”) adopted amendments (the “Amendments”) to the Company's By-Laws (the “By-Laws”), which are effective as of such date. A summary of the Amendments to the By-Laws follows:

•
The Amendments update the By-laws throughout to reflect amendments to the Delaware General Corporation Law, including changes related to the use of newer technologies and advances in communications. These Amendments, include, among other things, the following:

◦	permitting the use of separate record dates for determining those stockholders entitled to receive notice of a stockholder meeting and those stockholders entitled to vote at such meeting;

◦	permitting stockholder meetings to be held by means of remote communication (i.e., without a physical meeting site);

◦	permitting notice to be given to stockholders by electronic transmission (by fax, e-mail, posting to an electronic network, or any other form of electronic transmission);

◦	permitting waiver of notice and resignations to be given by electronic transmission; and

◦	explicitly permitting the Board to act by means of electronic transmission.

•
The Amendments provide that a majority of the votes cast is the general voting standard for questions properly brought before a stockholder meeting (other than the election of directors), unless a different voting standard is required by law, the Certificate of Incorporation, or the By-Laws. For purposes of this voting standard, abstentions and broker non-votes are not counted as votes cast.

•
The Amendments increase the advance notice window for stockholders wanting to propose business to be conducted at the annual meeting or to nominate an individual as a director to no later than 120 days (from 60 days) and no earlier than 150 days (from 90 days) before the first anniversary of the date of the prior year's annual meeting. In addition, the Amendments require the stockholder to provide additional specified information and representations and require director nominees to provide specified information and representations in order to be eligible to be elected as a director.

•
The Amendments add a new section regarding the conduct of stockholder meetings which explicitly permits the Board or the Chairman of the meeting to adopt rules and procedures governing the conduct of the meeting.

•	The Amendments provide that any vacancy in the Board may be filled solely by the Board.

•	The Amendments explicitly allow for the use of un-certificated shares by the Company.

As a result of the amendment to the notice periods summarized above, any stockholder who wishes to bring a proposal before the Company's 2014 annual meeting of stockholders, or to bring a nomination of one or more directors before such annual meeting, must provide (subject to certain exceptions described below) notice of such proposal or nomination no earlier than November 24, 2013 (150 days before the anniversary of the Company's annual meeting of stockholders on April 23, 2013), and no later than December 24, 2013 (120 days before such anniversary).
In the event that the 2014 annual meeting of stockholders is held more than 30 days before or more than 70 days after April 23, 2014, the aforementioned stockholder notice must be received by the Company no earlier than 120 days prior to the meeting date and no later than the later of 70 days prior to the meeting date or the 10th day following the day on which notice of the meeting date is mailed or such public disclosure of the date is made.
The foregoing is only a summary of the principal features of the Amendments and is qualified in its entirety by reference to the amended By-Laws, which are included as Exhibit 3.1 to this Current Report on Form 8-K, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
See Exhibit Index.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	August 28, 2013	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	By-Laws of the Company, as amended effective as of August 23, 2013.